Exhibit 24.2

CERTIFIED RESOLUTION

FURTHER RESOLVED, that the each officer and director of the Company who may be required to execute the Automatic Shelf Registration Statement hereby is authorized to execute a power of attorney nominating, constituting and appointing Kelly S. King, Christopher L. Henson, Daryl N. Bible and Robert J. Johnson, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute the Automatic Shelf Registration Statement, and any and all amendments thereto, including all post-effective amendments, in connection with the registration under the 1993 Act of any and all debt and equity securities; and

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THIS IS TO CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of BB&T Corporation on the 24th day of June, 2014.

By	/s/ Robert J. Johnson, Jr.
Robert J. Johnson, Jr.
Secretary